Exhibit 10.12


                            MASTER SERVICE AGREEMENT


This Master Service Agreement ("MSA") is effective this 15 day of October, 2005, "Effective Date"), by and between Westar Satellite Services LP located at 777 Westar Lane, Cedar Hill, Texas 75104, a Delaware limited partnership ("Westar" or "Company"), and Urban Television Network Corporation, located at 2707 S. Cooper, Suite 119, Arlington, TX 76015 a Texas Corporation ("Customer").


1. Service Description. The Company will provide and maintain the services as described in the Service Agreement of this MSA or as further described in an ddendum or exhibit to this Agreement to the Customer for the Term designated in the Service Agreement ("the Services"). All Services shall be provided according to the terms and conditions of this MSA and as specified in an accepted order for Services placed by Customer contemporaneously herewith or, subsequent hereto or in contemplation hereof ("Service Agreement(s)"). This MSA, together with the Service Agreement and all schedules, exhibits, appendices and attachments (collectively, the "Agreement") constitutes the entire agreement between the Parties, and shall be deemed one integrated agreement, and not as separate, severable contracts. All Services are subject to availability and the approval of the Customer's credit by the Company.

2. Prices. Prices for the Services are set forth in the Service Agreement. Customer shall pay the Company for each of the charges set forth in the Service Agreement when due, in United States Dollars in immediately available funds. Prices shall be subject to annual increase on the annual anniversary date pursuant to the percentage increase in the Consumer Price Index as published for all urban consumers ("CPI-U All Items") published by the U.S. Department of Labor, Bureau of Labor Statistics, for the prior month of the annual anniversary date or the published month prior to the anniversary date and in no event less than zero (0%) percent.

3. Term. The term of this MSA shall commence on the Effective date of this Agreement and shall terminate three (3) years thereafter ("Term"). The term for the Services as described in a Service Agreement shall be as indicated on the Service Agreement ("Service Term"). Unless provided otherwise in this MSA or the Service Agreement, if, as of the expiration of the Term or Service Term, the parties have not agreed to an extension of this Agreement nor to a superseding agreement, then the Term and Service Term, as applicable, shall automatically renew for successive one (1) year periods (each, an "Extension Term"), unless terminated by either Party upon notice to the other not less than ninety (90) days prior to the expiration of the initial Term or the then- urrent Extension Term Notwithstanding the foregoing, the terms and conditions of this MSA are an integral part of each Service Agreement and shall continue to apply to and govern any Service provided pursuant to such Service Agreement so long as that particular Service Agreement remains in effect. Specifically, the expiration or termination of this MSA shall not cause the termination of any Service Agreement. Service Agreements shall remain in effect during the Service Term, and may expire or be terminated as provided elsewhere in this MSA or in the particular Service Agreement. The Company shall have the right (reserving all other remedies and rights whatsoever) to cancel Services, with advance notice, unless specifically provided for herein, for Customer's violation of this Agreement.

4. Technical Parameters/Performance Standards. Services will be provided pursuant to the standards and technical parameters set forth in the Service Agreement - Technical Parameters, if any, and if no such standards and parameters are set forth in the Service Agreement, Company will provide the Services pursuant to reasonable and customary standards consistent with past practices. Customer must comply with the minimum technical parameters and use restrictions as determined by the Company and set forth in the Service
Agreement, and with all applicable rules, regulations and policies of the satellite operator providing space segment used by the Customer, at all times during the service period, unless otherwise instructed by authorized Company personnel in writing. The Company reserves the right to utilize any of its


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teleport antenna locations in order to fulfill its provision of the Services. In addition, for all services which include the use of satellite space segment provided by Company, Company reserves the right to (i) change the frequencies of said service at any time during the term of the Agreement as required by either the satellite operator or Company, and to (ii) transfer such services to another satellite, provided Customer shall experience no significant interruption in service and such replacement satellite provides performance standards and technical parameters substantially equivalent to the initial satellite.

5. Service Changes. In the event that Customer requests of the Company that it make changes in its wiring and/or terminating equipment, or changes in its satellite frequency, or makes any other alternation so as to require a redesign of the Service, and the Company agrees to such service changes, Customer shall pay all costs and expenses incurred by Company for the change in Service.

6. Service Interruptions and Failures.

(A) Customer acknowledges the possibility of an unscheduled, continuous and/or interrupted period of time when the Services fail or are unavailable ("Outage"). In the event that an Outage occurs (i) as a result of Customer-provided wiring or equipment; provided, that, such failure is not caused by the negligence or willful misconduct of Company; (ii) due to equipment or wiring that has been subjected to Customer's, or any other third party's, misuse, neglect, accident, unauthorized modification, or to uses in violation of instructions furnished by Company, a manufacturer or facilities provider (such as a fiber optic or satellite space provider); or (iii) due to equipment in which the serial number has been removed or altered, then Company shall have no liability to Customer for such Outage.

(B) A credit shall be applied when an Outage occurs or Service does not meet performance standards for any period lasting one-half (1/2) hour or more consecutive hours when such interruption meets the following conditions: no credit will be applied if the interruption is caused by (i) the negligence of Customer; (ii) the failure of facilities or equipment provided by Customer or other third party; (iii) Company's inability to gain access to Customer's equipment and facilities; or (iv) Customer's failure to release the Service, when requested by Company, to perform testing and maintenance; or (v) an event of Force Majeure (as hereinafter defined) suspending Company's future performance obligations as provided in this Agreement ("Outage Credit").

(C) The amount of the Outage Credit shall be equal to the pro-rata monthly recurring charges due for that portion of the service during which a confirmed outage has occurred after the initial one-half (1/2) hour. Outages can be confirmed only by a Company employee authorized to make that determination and will be calculated in one-half (1/2) hour increments, or major fraction thereof, of the interruption. An Outage shall begin upon the earlier of Company's actual knowledge of the Outage or Company's receipt of notice from the Customer of the Outage and ends when Company notifies Customer or Customer has actual knowledge that the Service has been restored; provided, however, that any period during which Customer uses the applicable Service shall not count toward the duration of the Outage. Outage Credits against Customer's monthly recurring charges will be applied no later than two (2) months from the date of the Company's receipt of Customer's written request for an Outage Credit for an Outage confirmed by Company. If Company does not receive Customer's written request for an Outage Credit within thirty (30) days of the Outage, Customer shall be deemed to waive its right to the Outage Credit.

(D) If, as a result of Company's fault, the Service to Customer is interrupted and Company does not restore such service within seven business days of receiving written notice of the service Outage from Customer, then Customer shall be allowed to terminate this Agreement without incurring the Early Termination Liability set forth in Section 7 below.

6. Early Termination Liability. In the event that Customer terminates Service prior to the expiration of the Term specified on the appropriate Service Agreement or other request for Service other than for cause, or in the event that Company terminates this Agreement as a result of Customer's failure to abide by the terms and conditions herein, Customer shall pay a termination charge equal to 100% of the monthly charges multiplied by the number of months remaining on the Term of the Service Agreement or any additional requests for Service, as applicable.


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8. Warranties and Limitation of Liability. COMPANY MAKES NO WARRANTIES,  EXPRESS
OR IMPLIED, WITH RESPECT TO THE SERVICE, INCLUDING, WITHOUT LIMITATION, FITNESS FOR A PARTICULAR PURPOSE OR USE. IN NO EVENT SHALL COMPANY BE LIABLE TO CUSTOMER OR ANY OTHER PARTY FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE OR SIMILAR DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF USE, PROFITS, REVENUE OR GOODWILL. COMPANY SHALL NOT BE LIABLE FOR FAILURE OF PERFORMANCE HEREUNDER DUE TO FORCE MAJEURE (AS HEREINAFTER DEFINED). COMPANY'S LIABILITY FOR ANY AND ALL CAUSES AND CLAIMS WHETHER BASED IN CONTRACT, WARRANTY, NEGLIGENCE OR OTHERWISE SHALL IN NO EVENT EXCEED (1) AN AMOUNT EQUIVALENT TO THE PROPORTIONATE CHARGE BY COMPANY TO CUSTOMER FOR THE PERIOD OF SERVICE AFFECTED, (2), IF APPLICABLE, THE REPLACEMENT VALUE OF ANY CUSTOMER EQUIPMENT WHICH IS LOST OR DAMAGED AS A RESULT OF COMPANY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR THE TOTAL AMOUNT PAID BY CUSTOMER TO THE COMPANY DURING THE PREVIOUS (3) MONTHS FOR THE SERVICES, WHICHEVER IS LESS. CUSTOMER'S SOLE REMEDY FOR THE FAILURE OR NON-PERFORMANCE OF THE COMPANY SHALL BE TO RECEIVE CREDITS AS SET FORTH IN THIS AGREEMENT. In
addition,   without   limiting  the  generality  of  the   foregoing,   Customer
acknowledges and agrees that it shall have no right of recovery for the satisfaction of any cause whatsoever, arising out of or relating to this MSA, against (a) any parent company of Westar or any of its affiliated or related companies (collectively a Westar Company), (b) any supplier of services or equipment necessary for the provision of the Service to Customer in any circumstance in which Company would be obligated to indemnify the supplier, or
(c) any officer, director, employee, agent, partner or shareholder of Westar, or
any  Westar  Company  or  supplier.   Customer   acknowledges  and  accepts  the
reasonableness of the disclaimers and limitation of liability set forth herein.

9. Force Majeure. Any failure or delay in the performance by Company of its obligations hereunder shall not be a breach of this Agreement and shall not constitute a failure for purposes of determining whether a confirmed Outage has occurred, if such failure results from causes or circumstances beyond Company's reasonable control including, without limitation, any act of God, governmental action, strikes, labor disputes, civil disorder, sun caused outage, service affecting atmospheric or extraordinary weather conditions, flood or explosion, failure of the network, any act or omission of any other company or carrier furnishing service, facilities or equipment ("Force Majeure").

10. Indemnification.

(A) Customer shall indemnify and hold harmless Company, its agents, employees and contractors from and against any and all claims, liability, damage, loss or expense (including reasonable attorney's fees and costs) for injury or death to persons or damage to property, either real or personal, arising out of the negligent or intentional acts or omissions of Customer, its agents, employees or contractors. Customer shall also indemnify and hold harmless Company, its agents, employees and contractors from and against any and all liability, damage, loss, or expense incurred by Company as a result of Customer's improper use or operation of the satellite or other network facilities; such liability shall include, but not limited to be, any liquidated damage penalty Company is required to pay the owner or operators of the satellite as a result of Customer's improper use of the satellite or transponder or other network facilities.

(B) Customer shall defend, hold harmless and indemnify Company from and against any claims, liabilities, losses, costs, fines, penalties or damages, including without limitation reasonable attorney's fees and costs, arising out of, or directly or indirectly related to, any transmission or the material contained in any transmission by Customer that is libelous, slanderous, an infringement of any copyright, or which is so alleged, or which is or alleged to be otherwise illegal or improper.

(C) Customer shall be responsible for obtaining United States or foreign authorizations, permits, and licenses required by any governmental entity or authority in connection with Customer's transmission. Customer shall defend, indemnify and hold harmless Company from and against any claims, liabilities, losses, costs, fines, penalties, or damages, including without limitation


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reasonable  attorney's  fees and costs,  arising  out of  Customer's  failure to obtain or maintain any such authorizations, permits, or licenses, or if Customer's performance hereunder is impaired by any governmental action, regardless of the Customer's fault or absence thereof.

11. Payment Terms.

(A) Customer will be billed monthly in U.S. dollars for the Service provided including all applicable taxes, franchise fees, right-of-way fees and right of entry fees, if any. Payment is due in advance on the first day of the month for that month of service, without offset, deduction or withholding (except as provided for in paragraph 12 below) ("Due Date"). All payments shall be deemed to be made only upon Company's receipt of collected funds. Balances which remain unpaid thirty (30) days after the Due Date shall be subject to late charges of one and one-half (1.5%) percent per month, or the maximum rate as allowed by law, whichever is less ("Late Fee"), from the Due Date until Company's receipt of collected funds. Customer acknowledges that such charges and Late Fees are reasonable under al the circumstances as of the Execution Date. Restrictive endorsements or statements on checks accepted by the Company will not be binding on the Company. Customer agrees to pay all costs and expenses, including without limitation reasonable attorney's fees and costs, incurred by Company in collecting past due balances.

(B) Billing for Service will commence upon the earlier of (i) the start date of the Term set forth in the Service Agreement, or (ii) twenty-four (24) hours after the Company makes Service available to Customer, regardless of acceptance by Customer or Customer's interexchange carrier.

12. Billing Disputes. Unless written notice of a dispute as to the charges for the Service rendered is received by Company within ten (10) business days after the Company's rendering of a written statement for charges due ("Statement date"), such statement shall be deemed to be correct and payable in full by Customer. Detailed information regarding any dispute shall be provided by Customer upon request of Company. Customer agrees to cooperate with Company in any investigation of disputed matters. Upon disputing any charges, Customer shall: (i) pay all undisputed charges; (ii) present to Company within ten (10) days a written statement of amounts disputed in good faith in reasonable detail with supporting documentation; and (iii) negotiate in food faith to resolve any bona fide dispute within sixty (60) days from the Customer's notice of dispute. Disputed charges resolved in favor of Company, with a Late Fee, are due and payable within ten (10) days of Company's written notice denying the dispute, which shall be the Due Date for such payment. Disputed charged resolved in favor of Customer will be credited to Customer on the following month's billing cycle and no Late Fees shall apply.

13. Credit Default. A "Credit Default" shall occur (i) if Customer fails to make full and timely payment for all amounts due (subject to paragraph (A) hereof governing billing disputes) and/or (ii) if Customer fails to comply with a request for security or assurance as provided in paragraph 15 hereof and such failure remains uncorrected for five (5) days from such date or the Due Date if applicable. In the event of a Credit Default, Company may, in addition to its rights available to it at law and/or in equity: (i) suspend any or all Services to Customer upon written notice; (ii) cease accepting or processing Service Agreements or other requests for Service; and/or (iii) terminate this MSA and any Service Agreements upon written notice. If this MSA is terminated because of a Credit Default, all Early Termination Liability charges (defined in paragraph 7 hereof) shall apply.

14. Other Defaults and Remedies. An "Other Default" shall occur if either party fails to perform or observe any material term or obligation, excluding payment or right of assurance terms, contained in this MSA, and any such failure remains uncorrected for the lesser of thirty (30) days after written notice from the non-defaulting party or such different cure period, if any, as may be set forth below. In the event of an Other Default by Customer, Company may, in addition to its rights available to it at law or in equity: (i) suspend any or all Services to Customer; (ii) cease accepting or processing Service Agreements or other requests for Service and/or (iii) terminate this MSA. If this MSA is terminated because of an Other Default by Customer, all Early Termination Liability charges shall apply. In the event of an Other Default by Company, Customer's remedies


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are limited to its proven  direct  damages and the right to terminate any or all affected Service Agreements, unless this MSA provides for exclusive remedies, in which case Customer's remedies are exclusively as described therein. If Customer uses the Services for any unlawful purpose or in any unlawful manner, or causes Company to violate any applicable law, such action shall be an Other Default, and Company shall have the right immediately to suspend and/or terminate any or all Services hereunder without notice to Customer. A Credit Default or Other Default shall constitute "cause" for termination.

15. Security. A) Customer agrees to the Security Deposit and/or Letter of Credit requirements asset forth in the Service Agreement (which, if not there or otherwise provided, shall be an amount equal to three months' service charges) which shall be provided to Company upon the earlier of (i) five (5) days following the date of this Agreement and (ii) the day prior to circuit activation. Customer also agrees to provide the Company with financial information including but not limited to balance sheets, income statements, and cash-flow statements sufficient to enable the Company to determine Customer's credit-worthiness, and Customer authorizes Company to request information from a reporting agency for such purpose. Customer agrees that such action is not the extension of "credit" to Customer. In the event that Customer fails to provide Company with the required financial information, Security Deposit or Letter of Credit prior to the beginning of the Term, the Company shall have the right to delay activation until receipt, and in such event the term shall commence upon receipt, and the termination date shall be extended by a period equal to such delay.

(C) The Security Deposit or Letter of Credit, as the case may be, and as set forth in the Service Agreement may be drawn upon by Company in accordance with its terms. The proceeds of any drawing shall be applied to the obligations of Customer referred to in this Agreement. In the event that the Security Deposit or Letter of Credit or any renewal or replacement thereof is drawn upon, Customer shall cause the Security Deposit or Letter of Credit then in effect to be renewed or replaced such that the original amount required is fully restored. Failure to deliver to the Company a renewal or replacement of the full obligation of the Security Deposit or Letter of Credit within five (5) business days from the date of each such drawing shall entitle the Company to draw upon the deposit or Letter of Credit then in effect and to hold the proceeds of such drawing as a security deposit, to be held and applied to the monthly recurring charges for the final month(s) prior to the projected termination date, or, in the event of termination of any Agreement prior to its projected termination date, to the liabilities of Customer, if any, arising out of such termination.

(D) In the event that Customer fails to make payment for Services under this agreement when due, makes an assignment for the benefit of creditors, files a petition in bankruptcy or generally cannot pay its debts as they become due, the Customer shall be deemed to be in material breach of this Agreement, and the Company thereupon shall have the right to terminate or suspend service upon three (3) days written notice to Customer.

(E) If Customer suffers a material adverse change in its financial condition, Company may: (i) request adequate assurance of Customer's performance per applicable law, and/or (ii) decline to accept or process a Service Agreement or other request for Service. If at any time during the Term or Extension Term of the Agreement the value of Services ordered by and/or delivered to Customer exceeds Customer's established credit limit(s), Company may (a) require adequate additional security for assurance of Customer's performance and/or (b) require adjustments to Customer's payment terms.

16. Subject to Laws. This Agreement is subject to all applicable federal, state and local laws, and regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, as amended, the Rules and Regulations of the FCC, Company's applicable tariffs, if any, and the obtaining and continuance of any required approval or authorization of the FCC or any governmental body. The Company may terminate its obligations under this Agreement if ordered to do so by the final order or ruling of a court or other governmental agency or if such order or ruling would make it impossible for the Company to carry out its obligations under this Agreement. The failure by Customer to comply with and maintain in good standing all required United States and foreign government authorizations, permits and licenses shall be grounds for termination of this Agreement by the Company.



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17. Additional Charges. Except for taxes based upon the Company's net income and except with respect to ad valorem personal and real property taxes imposed on the Company's property, Customer shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, franchise or other local, state, and federal taxes, fees (including, without limitation, the FCC's Universal Service Fee), charges, or surcharges, however designated, and regardless if the Company or Customer is the party obligated to remit the same, which are imposed on or based upon the provision, sale or use of the service delivered by the Company hereunder (including, but not limited to, taxes and fees lawfully assessed by nations outside of the United States). Any state or local tax, fee, charge, or surcharge shall be payable only for services that are subject to local imposition, and shall be paid by the Customer in addition to the regular charges under this Agreement.

18. Miscellaneous. (A) Each Party represents and warrants to the other that it has the right, power and authority to enter into, and perform its obligations under this Agreement; and it has taken all requisite action to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon the parties in accordance with its terms and conditions. (B) Service shall not be used for any illegal or unlawful purpose. (C) This Agreement shall be governed by the laws of the State of New York, without regard to choice of law principals and all actions brought hereunder shall be venued in Supreme Court, New York County, the exclusive jurisdiction of which the Parties hereby acknowledge. (D) This Agreement shall not be assigned by Customer, nor may the Customer undergo a transfer of control in any manner, without the prior express written consent of Company. (E) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns. (F) All provisions of Company's applicable tariffs, if any, are incorporated herein by this reference. (G) Title to, and ownership of, all equipment and facilities used by Company to provide Service shall remain Company's. (H) Neither party shall disclose the contents of this Agreement, nor release any publicity or other public disclosure, without the prior express written consent of the other party, except to their legal and financial advisor(s), accountants and outside auditors, or as required in connection with a lending or financing transaction, or in response to an inquiry from a governmental regulatory or self-regulatory authority, the Internal Revenue Service, or any state and/or local taxing authority with applicable jurisdiction, or as otherwise required by law. (I) In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall remain in effect and be binding upon the parties. (J) Customer agrees during the Term and for a period of two years thereafter not to directly or indirectly solicit for employment or hire any employee of the
Company. (K) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement. (L) The provisions of this Agreement are only for the benefit of the parties hereto, and no third party may seek to enforce or benefit from these provisions. This Agreement does not render either party the agent or legal representative of the other party and does not create a partnership or joint venture between the Company and the Customer. Neither party shall have any authority for or bind the other party in any manner whatsoever. (M) The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision. (N) No termination of this Agreement shall affect the rights or obligations of either party: (i) with respect to any payment for Services rendered before termination; or (ii) pursuant to other provisions of this Agreement that, by their sense and context, are intended to survive termination of this Agreement, including without limitation, indemnification, confidentiality and limitation of liability. (O) In the event of a Default, the prevailing party shall have the right to recover its reasonable expenses (including attorney and collection agency fees) incurred in the enforcement of its rights under the Agreement. (P) The descriptive headings of the Articles and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. (Q) In the event of any express



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inconsistency,  and  only to the  extent  of such  inconsistency,  between  this
Agreement and any Service Agreement(s) or exhibit(s), precedence shall be given to this MSA . (R) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. (S) Facsimile signatures to this MSA shall be deemed to be binding upon the parties.

19. Notices. Any notice or report given under this Agreement must be in writing (unless otherwise expressly provided) and must be sent registered or certified mail, postage prepaid, return receipt requested, or by hand or messenger delivery, or by Federal Express or similar overnight delivery service, or by facsimile with receipt confirmed, to the other party at its contact information set forth in the Material Terms of this Agreement (or such other contact information designated by such party in accordance with this Section). Any notice or report delivered in accordance with this Section will be deemed given on the date actually delivered; provided that any notice or report deemed given or due on a Saturday, Sunday or legal holiday will be deemed given or due on the next business day. If any notice or report is delivered to any party in a manner that does not comply with this Section, such notice or report will be deemed delivered on the date, if any, such notice or report is received by the other party.

20. Uplink Notices. Company will at times receive a signal of all Customer's uplinks. Company will provide periodic monitoring and quality control checks of a specified Customer uplink when requested by Customer through the use of a steerable TVRO antenna. Customer will provide Company with a decoder and/or IRD for downlinking and monitoring.

21. Entire Agreement. The parties shall not be bound by any agent's or employee's representations, promises or inducements not set forth herein. This Agreement supersedes and replaces all prior agreements, understandings or arrangements, whether oral or written, made between the parties and relating to the subject matter herein, and together with the exhibits and addenda attached hereto constitutes the entire understanding of the parties with respect to the subject matter herein. This Agreement shall not be modified, changed, altered or amended except by an express written agreement signed by the authorized representatives of the parties hereto. Neither electronic mail nor instant messaging shall be considered a "writing" sufficient to change, modify extend or otherwise affect the terms of the Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.


WESTAR SATELLITE SERVICES LP                Urban Television Network Corporation

("Company" or "Party")                      ("Customer" or "Party")

By: /s/ Robert J. Tannor                    By: /s/ Jacob R. Miles III
Title: Chief Executive Officer              Title:  Chief Executive officer


WESTAR SATELLITE SERVICE ORDER
------------------------------

In consideration of the mutual promises herein contained, Westar Satellite Services LP., its affiliates and subsidiaries (together, the "Company") and Urban Television Network Corporation (UATV). (the "Customer") hereby agree to the following terms and provisions of this Service Order:

MATERIAL TERMS:

1. Term: Nov 1, 2005 through October 31, 2010 (5 years - the "Term").

Service: Company will provide to Customer the following services:

o One full time protected uplink to the IA - 5 C-band satellite. o Rack Space and Power for one 2020 Uplink Modulator.

2. Prices: Monthly recurring charges - Customer agrees to remit payment of $ 8,800.00 per month to the Company as payment for all of the above Services.

3. Is this customer Tax Exempt? No Note: If customer is tax exempt, please attach tax exemtion form (s).


4. Customer Federal Tax ID Number: 22-2800078

5. Customer Contact Information:

Customer Contact              Technical Contact                Billing Contact
-----------------             ----------------                 ---------------
Name: Jacob R. Miles III      Name: Travis TeSelle             Name: Randy Moseley

Title: Chairman and CEO       Title: Technology Consultant     Title:  CFO

Address: 2707 S. Cooper       Address: 2707 S. Cooper          Address: 2707 S. Cooper
         Suite 119                     Suite 119                        Suite 119

City: Arlington               City:                            City: Arlington

State: TX                     State: TX                        State: TX

ZipCode: 76015                ZipCode: 76015                   ZipCode: 76015

Telephone: 817-303-7449       Telephone: 817-303-7449          Telephone: 817-303-7449

Fax: 817-459-2942             Fax: 817-459-2942                Fax: 817-459-2942

Email: jmiles@uatvn.com       Email:tteselle@uatvn.com         Email: rmoseley@uatvn.com


This Service Order is subject to the terms and conditions of the Master Service Agreement ("MSA") signed between Verestar Inc. and Customer in 2004 and subsequently assumed by Cedar Hill Texas Video Network LP n/k/a Westar Satelllite Services LP in Southern District of NY Bankruptcy Court Case #03-10877.

IN WITNESS WHEREOF, the parties have executed this Service Order as of the 15th day of October, 2005.


Westar Satellite Services LP                Urban Television Network Corporation

/s/Robert J. Tannor                          /s/ Jacob R. Miles III
   ----------------                         -----------------------
Robert J. Tannor                            Jacob R. Miles III
Chief Executive Officer                     Chairman and CEO